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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                          COOPER DEVELOPMENT COMPANY
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             (Exact name of registrant as specified in it charter)



                               September 5, 1996
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                       (Date of earliest event reported)

      Delaware                       1-117727               94-2876745
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(State or other juris-             (Commission           (I.R.S. Employer
diction of incorporation)          File Number)         Identification No.)


  16160 Caputo Drive          Morgan Hill, California          95037
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(Address of principal executive offices)                    (Zip code)



                                (408) 779-8088
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             (Registrants' telephone number, including area code)
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Item 2.        Acquisition or Disposition of Assets.

     On September 5, 1996, pursuant to an Asset Purchase Agreement, Cabot Laboratories, Inc, ("Cabot") a wholly owned subsidiary of Cooper Development Company (the "Company") entered into a definitive agreement and sold to American International Industries, ("American") , Cabot's cosmetic product line and related inventory, tools and dies and intangibles for $2,500,000.

     Cabot's cosmetic products include Clear Perfection corrective cosmetics and a limited line of vitamin enriched lipstick and lipglosses. Net sales for the twelve and six months ended December 31, 1995 and June 30, 1996 were approximately $3,700,000 and $1,800,000 respectively.


     Costs associated with the sale of Clear Perfection are estimated to be $130,000.

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                                   Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Cooper Development Company
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                                                        (Registrant)

Dated:  September 19, 1996                       By: /s/ MICHAEL J. BRADEN
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                                                       Michael J. Braden
                                                   Vice President and Chief
                                                       Financial Officer

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                               Index to Exhibits


Exhibit
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1.     Asset Purchase Agreement dated as of September 4, 1996 by and between
       Cabot Laboratories, Inc. and American International Industries.

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